Exhibit 99.1

PRESS RELEASE
Liberty Global to Present at the Goldman Sachs
22nd Annual Communacopia Conference

Denver, Colorado - September 20, 2013:

Liberty Global plc (“Liberty Global” or the “Company”) (NASDAQ: LBTYA, LBTYB and LBTYK) will be presenting at the Goldman Sachs 22nd Annual Communacopia Conference on Tuesday, September 24, 2013 at 4:35 p.m. Eastern Time at the Conrad Hotel in New York. Liberty Global may make observations concerning its historical operating performance and outlook. The presentation will be webcast live at www.libertyglobal.com. We intend to archive the webcast under the investor relations section of our website for approximately 30 days.

About Liberty Global
Liberty Global is the largest international cable company with operations in 14 countries. We connect people to the digital world and enable them to discover and experience its endless possibilities. Our market-leading triple-play services are provided through next-generation networks and innovative technology platforms that connected 24 million customers subscribing to 48 million television, broadband internet and telephony services at June 30, 2013.

Liberty Global's consumer brands include Virgin Media, UPC, Unitymedia, Kabel BW, Telenet and VTR. Our operations also include Chellomedia, our content division, Liberty Global Business Services, our commercial division and Liberty Global Ventures, our investment fund. For more information, please visit www.libertyglobal.com:

Investor Relations:		Corporate Communications:
Christopher Noyes	+1 303.220.6693	Marcus Smith	+44 20.7190.6374
Oskar Nooij	+1 303.220.4218	Bert Holtkamp	+31 20.778.9800
John Rea	+1 303.220.4238	Hanne Wolf	+1 303.220.6678